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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated
March 29, 2000 (except for Note 18, as to which the date is           , 2000),
in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-35258) and related Prospectus of Omnicell.com for the registration of 4,000,000 shares of its common stock.

San Jose, California
          , 2000

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The foregoing consent is in the form that will be signed upon completion of the reverse stock split described in Note 18 to the consolidated financial statements.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
June 12, 2000